Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 29, 2018

Berry Petroleum Corporation

5201 Truxtun Ave.

Bakersfield, California 93309

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and to the use of information from, and the inclusion of, our report of third party dated January 31, 2018, containing our opinion of the proved reserves and future net revenues, as of December 31, 2017, of Berry Petroleum Corporation and the letter addendum thereto dated June 28, 2018, presenting the results of a Price Sensitivity Case, in the form and context in which they appear in the Registration Statement on Form S-1 of Berry Petroleum Corporation and the related prospectus that is a part thereof. We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716